Exhibit 10.22

FIRST AMENDMENT TO

FORMATION AGREEMENT

This First Amendment to the Formation Agreement (“Amendment”), effective as of August 26, 2008 (“Amendment Effective Date”), is between Valeritas, Inc., a Delaware corporation (“Company”) and BioValve Technologies, Inc., a Delaware corporation (“BioValve”) and amends that certain Formation Agreement among the parties and BTI Tech, Inc., a Delaware corporation (“BTI”) dated August 22, 2006 (“Agreement”).

WHEREAS, the parties desire to clarify certain understandings under the Agreement and amend other aspects of the Agreement and the Disclosure Schedule thereto (“Disclosure Schedule”), each as specified herein.

WHEREAS, on August 6, 2008, BTI was merged into and with BioValve.

NOW THEREFORE, in consideration of the premises and the parties’ mutual covenants, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

AGREEMENT

1. Definitions. Except as otherwise set forth herein, all capitalized terms used in this First Amendment shall have the same meanings as set forth in Agreement.

2. Device Assets. The definition for “Device Assets” in Section 1.1 shall be deleted in its entirety and replaced with the following:

“‘Device Assets’ means all of BioValve’s assets relating to BioValve’s drug delivery/medical device initiative, including without limitation the Patch Technology, Microneedle Technology, Needle-free Technology, Rapid Infusion Technology (as those terms are defined in Schedule 1.1 of the Disclosure Schedule to the Agreement (‘Disclosure Schedule’ ), all precursors, portions and work in progress with respect thereto, and all other assets listed on Schedule 1.1 or otherwise necessary to the use and exploitation thereof, provided that following the contribution contemplated in Section 2.1, Device Assets shall include the assets and liabilities transferred to BTI pursuant to such contribution.”

3. Contribution of Assets. The first paragraph of Section 2.2 shall be deleted in its entirety and replaced by the following:

“Section 2.2 Contribution of Assets. Except as provided in Section 2.3, as of the Effective Date, and after giving effect to the conveyance set forth in Section 2.1, BioValve and BTI hereby assign, transfer, convey, and deliver to Company, irrevocably and exclusively throughout the world, free and clear of all Liens, all right, title, and interest (including all Intellectual Property) in and to the Device Assets and all other assets, properties, rights and business of BioValve and BTI as of the Effective Date (other than any Excluded Asset) to the extent relating to the Device Assets of every kind, whether known or unknown, fixed or unfixed, tangible or intangible, whether or not specifically referred to in this Agreement, as amended, and whether or not reflected on the books and records of BioValve or BTI (collectively, the “Contributed Assets”). For the avoidance of doubt, Company has no obligation to license back to BioValve any right or interest in the Contributed Assets for any purpose. The Contributed Assets shall include, without limitation, the following:

(a) all supplies and inventories, including goods in transit, finished goods, works-in-process, components, raw materials and any other inventory (the “Contributed Inventory”);

(b) all assets, furniture and fixtures (of every kind and nature and description, whether tangible or intangible, real, personal or mixed, in each case to the extent related to the Device Assets) that are physically located on the Effective Date at the premises referenced in Section 4.2 hereof;

(c) the Contracts set forth on Section 2.2(c) of the Disclosure Schedule (the “Scheduled Contracts”), including any licenses contained therein, and any sums due to BioValve or BTI under any of the Scheduled Contracts;

(d) all lists, documents, records, written information, notebooks, production drawings, production specifications, supplier lists, prototypes, product data, manuals, studies, reports, computer files and other computer readable media and any confidential information that has been reduced to writing or electronic form, in each case, to the extent related to the Device Assets;

(e) all rights under express or implied warranties from suppliers and vendors to the extent such rights relate to the Device Assets;

(f) all Intellectual Property, the Intellectual Property Rights thereto and all related goodwill;

(g) all rights under any non-disclosure agreements, non-solicitation agreements and non-competition agreements entered into with any parties to the extent related to the Device Assets as set forth in Section 2.2(g) of the Disclosure Schedule;

(h) all prepaid expenses and other deposits to the extent related to the Device Assets;

(i) other than with respect to Taxes, all rights and claims, including refunds, relating to or arising out of the Device Assets;

(j) all rights, title and interests in and to trademarks set forth on Schedule 1.1, together with the goodwill symbolized thereby and associated therewith;

(k) all other assets or movable property to the extent related to the Device Assets or necessary to exploit or commercialize the Device Assets; and

(1) all licenses, permits, authorizations and approvals of, all pricing agreements and price reimbursement agreements with, and all registrations, filings and other notifications to, any governmental agency or department necessary for the manufacturing, packaging, marketing, distribution, sale and/or use of the Device Assets within any country or regulatory jurisdiction anywhere in the world, including, without limitation, any 510(k) clearances received from the U.S. Food and Drug Administration.

4. Assumption of Liabilities. Section 2.4 shall be deleted in its entirety and replaced by the following:

“Section 2.4 Assumption of Liabilities. Except as otherwise provided in this Agreement, from and after the Effective Date, the Company shall assume and be liable for the following (and only the following) liabilities and obligations of BioValve: (a) all unpaid ordinary course, trade accounts payable related to the Device Assets (other than payables to Affiliates of BioValve) listed in Section 2.4(b) of the Disclosure Schedule (the “Assumed Accounts Payable”), (b) the Indebtedness of BioValve listed in Section 2.4(b) of the Disclosure Schedule, (c) the liabilities and obligations of BioValve to the extent related to the ownership, use or possession of the Contributed Assets (other than accounts payable that are not Assumed Accounts Payable or Indebtedness not assumed pursuant to the foregoing Section 2.4(b) or liabilities that are Excluded Liabilities) and (d) up to $75,000 in the aggregate of any liabilities incurred by BioValve relating to the Legal Proceedings set forth in Section 2.5(d) of the Disclosure Schedule.”

5. Excluded Liabilities. The following language shall be added at the beginning of Section 2.5(d):

“(d) Except as specifically assumed by the Company pursuant to clause (d) of Section 2.4,”

6. Further Assurances. The following language shall be added to the end of Section 2 as a new Section 2.7:

“Section 2.7 Further Assurances. BioValve and BTI agree to assist Company, at the Company’s expense, in every proper way to evidence, record and perfect the assignment in Section 2.2 herein, to apply for and obtain recordation of and from time to time enforce, maintain and defend the assigned rights, and to transfer and assign any regulatory approvals, including but not limited to FDA 510(k) clearances, relating to the Device Assets to the Company. BioValve and BTI further agree to assist Company in every proper way, at the Company’s expense, to obtain any consents required under Section 2.2(c) and to execute any agreements as reasonably requested by Company to effect the provisions of this Agreement.”

7. Contract Representations and Warranties. The following language shall be added to the end of Section 3.1:

“No Scheduled Contract or Assumed Liability includes BioValve’s or BTI’s agreement to indemnify, hold harmless or defend any third party with respect to any assertion of infringement or other violation of Intellectual Property Rights or warranting the lack thereof. All of the Scheduled Contracts are currently in effect, in good standing and without any breach or default by either party. No event or circumstance has occurred, exists or is contemplated (including, without limitation, as a result of the authorization, execution and delivery of this Agreement or the performance of any obligations under this Agreement or the consummation of any of the transactions contemplated thereby), that with or without notice or the lapse of time, could result in the (i) breach of any Scheduled Contract or Assumed Liability, (ii) loss or expiration of any right or option by BioValve or BTI (or the gain thereof by any third party) under any Scheduled Contract or (iii) release, disclosure or delivery to any third party of any part of the Intellectual Property Rights.”

8. Intellectual Property Representations and Warranties. The following language shall be added to the end of Section 3 as new Sections 3.5 through 3.10:

“Except as otherwise set forth in the amended Disclosure Schedule delivered in connection with this Amendment:

Section 3.5 Authority and No Conflict. BioValve and BTI have the full power, right and authority to enter into and make the contributions and assignments and perform its other obligations under this Agreement without the consent, approval or authorization of any other person or entity, and this Agreement constitutes BioValve and BTI’s valid and binding obligation enforceable in accordance with its terms. The execution and delivery of this Agreement by BioValve and BTI, and their compliance with the terms thereof, do not and will not conflict with or result in a breach of any terms of, or constitute a default under, any agreement, obligation or instrument to which BioValve or BTI is a party or by which it is bound.

Section 3.6 Ownership. BioValve and BTI are the sole and exclusive owners of the Contributed Assets and there are no shared ownership interests of any kind in or to any of the Contributed Assets. All of the Intellectual Property Rights in the Contributed Assets are valid, enforceable and subsisting. No governmental registration of any of the Intellectual Property Rights has lapsed, expired or been canceled, abandoned, opposed or the subject of a reexamination request.

Section 3.7 No Outstanding Rights. BioValve and BTI have not previously assigned, transferred, licensed, pledged or otherwise encumbered any of the Contributed Assets to any party other than the Company, or agreed to do so, and there are no outstanding options or rights granted to any third party in or to any of the Contributed Assets, or to acquire any rights or licenses to any of the Contributed Assets. Execution and delivery of this Agreement will convey to and vest in Company good and marketable title to the Contributed Assets, free and clear of any liens, claims, security interests or other encumbrances, and will otherwise provide Company with unrestricted rights to use and exploit the Contributed Assets.

Section 3.8 Inventorship. The sole inventors of the Device Assets are BioValve and BTI employees, all of whom were acting within the scope of their employment with BioValve or BTI and are bound by valid and enforceable written assignments that are necessary and sufficient to irrevocably transfer all of their rights, title and interests therein to Bio Valve or BTI. Each current and former employee and contractor of BioValve and BTI has executed and delivered (and to the best of BioValve’s and BTI’s knowledge respectively, is in compliance with) an agreement in substantially the form of BioValve’s or BTI’s standard confidentiality and inventions assignment agreement, which agreements provide valid written assignments to BioValve or BTI of all rights, title and interests in and to any invention, work product or other intellectual property rights conceived or developed thereunder, in whole or in part, by such persons. The Intellectual Property Rights do not include, and operation of the business relating to the Device Assets does not require, any (i) invention of any past or present employee or contractor made prior to or outside the scope of their employment or engagement with BioValve or BTI or (ii) any confidential or proprietary information or trade secret of any former employer of any such person or any other third party.

Section 3.9 Quiet Enjoyment. There have been no threats, communications, claims, actions, proceedings or litigation, and there is no basis upon which a claim may be made against BioValve, BTI, the Company or any of their respective affiliates, that could give rise to any Assumed Liability or that challenges the inventorship, ownership, scope, validity or enforceability of any of the Intellectual Property Rights. There is no instance where it has been held, claimed or alleged, whether directly or indirectly, and there is no basis upon which a claim may be made, that the subject matter of any Intellectual Property Right infringes, misappropriates or otherwise violates any intellectual property right of a third party, or that any activity of a third party infringes or may infringe upon or is in violation of any of the Intellectual Property Rights.

Section 3.10 Confidentiality. BioValve and BTI have taken all commercially reasonable and appropriate steps to protect and preserve the confidentiality of all trade secrets and other proprietary information relating to the Device Assets and the Intellectual Property Rights therein (“Business Confidential Information”). All use by and disclosure to employees or others of Business Confidential Information by BioValve and BTI has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements.”

9. Legal Fees. The following language shall be added to the end of Section 4.4:

“Company will pay 50% of the outstanding legal fees of Foley Hoag LLP, counsel to certain of BioValve’s investors, with the Company’s share of such fees not to exceed $87,500.”

10. Covenants. The following language shall be added to the end of Section 4 as a new Sections 4.5 through 4.11:

“Section 4.5 Indemnification. BioValve shall defend and indemnify certain investors in Company for any breach of its obligations, representations and warranties herein, as further specified in the Valeritas, Inc. Recapitalization and Preferred Stock Purchase Agreement dated August 26, 2008 (the “Stock Purchase Agreement”).

Section 4.6 Non-Competition. During the Restricted Period (as defined below), each party shall refrain from Competition (as defined below) with the other. For the purposes of this provision: “Competition” means (i) directly or indirectly, individually or in conjunction with others, engaging in activities that compete with the Business (as defined below) of the other party, (ii) causing or attempting to cause any existing or prospective customer, supplier, client or account of in the area of the Business to terminate, limit or in any manner modify, or fail to enter into, any actual or potential business relationship with the other party; “Business” means any business in which a party is engaged or has proposed to be engaged on the Amendment Effective Date (provided, that, without limiting the generality of the foregoing, the Business of the Company shall specifically include any business that is based upon or uses the Contributed Assets); “Restricted Period” means a period commencing as of the Amendment Effective Date and ending on the date five years following the Amendment Effective Date.”

Section 4.7 Company Employees. BioValve acknowledge and agrees that all employees on the attached Appendix 3 are Company employees. BioValve agrees that it will not, beginning as of the date of this Amendment and for a period of two years thereafter (the “Restricted Period”), and anywhere in the world, directly or indirectly, on behalf of BioValve or any affiliate, encourage or solicit any person who at the time of such encouragement or solicitation is an employee or consultant of, or advisor to, Company to terminate such person’s relationship with Company for any reason; or solicit or recruit, directly or by assisting others, or attempt to solicit or recruit to BioValve or to any other person or entity who is or was a Company employee or consultant within the Restricted Period.

Section 4.8 Intercompany Note. BioValve and Company will agree that all existing intercompany notes, accounts payable and receivable, and other accounts shall be, and hereby are, canceled in consideration of the issuance by Company of a note in the form attached as Annex I in the principal amount of $1,771,508, which Company shall issue on or prior to the date of this Amendment, which note provides that Company shall pay BioValve $1 million of the amounts outstanding under the note within seven (7) days of the issuance date and all remaining amounts outstanding under the note in equal monthly installments on or prior to February 26, 2009 (or the date of the Subsequent Closing (as such term is defined in the Stock Purchase Agreement), if earlier).

Section 4.9 Rapid Infuser Payments. In the event that Company enters into licensing or partnering agreements with any third party on an exclusive or non-exclusive basis, granting the third party a right to use the Rapid Infuser Technology in the development and/or commercialization of such Rapid Infuser Technology alone or in combination with a pharmaceutical agent, Company shall pay BioValve an amount equal to nine percent (9%) of any cash upfront license or signing fees which Company actually receives from such third party and nine percent (9%) of any cash development milestone payments, with a development milestone defined as any milestone payment for any purpose other than those described below as payments that are excluded (“License Payments”). Such payments will be made to BioValve within thirty days after receipt by Company of such License Payments from the third party licensee. For clarity, Company’s payments to BioValve under this Section 4.9 shall not include (and will not be based on) any (a) amounts that are payable directly in connection with the sale of a product incorporating the Rapid Infuser Technology, including royalties, profit shares or sales milestones, (b) payments for equity or debt of Company, (c) payments for the manufacture or supply of products by Company, including research support or research reimbursement payments, (d) payment or reimbursement for services performed by Company, (e) payment on account of costs associated with the prosecution, maintenance, enforcement, defense or suits with respect to intellectual property (the “Excluded Payments”). For payments in connection with licensing or partnering agreements related to a combination of a pharmaceutical agent and the Rapid Infuser Technology in which Company has invested greater than $2 million in direct development costs prior to such licensing or partnering agreement (a “Combination Product”), ten (10%) percent of the Licensing Payments from the Combination Product shall be deemed allocatable to the Rapid Infuser Technology and the baseline for the nine (9%) percent payments hereunder. Payment or consideration received by Company in any form other than cash that directly relates to the Rapid Infuser Technology and is made in lieu of cash Licensing Payments shall be considered Licensing Payments for purposes of this Agreement. This provision shall survive a change of control. On the signing of each new licensing agreement with a third party and on each February 1 following the Amendment Effective Date, Company will provide BioValve a written summary of the Licensing Payments agreed to including any revisions in a third party agreement that affect BioValve’s payments and an updated status on the expected timing of those payments for the sole purpose of BioValve’s business planning.

Section 4.10 Waiver and Release. BioValve hereby stipulates and agrees that it has and will have no rights, claims or causes of action against Company with respect to any Excluded Assets and Excluded Liabilities, and hereby waives, releases and agrees not to assert or exercise any such rights, claims or causes of action, whether known or unknown, contingent or accrued.

11. Device Assets and other Intellectual Property. Schedule 1.1 of the Disclosure Schedule is hereby deleted and replaced in its entirety by the new Schedule 1.1 in the form attached hereto as Appendix 1.

12. Schedule 2.2(c). Schedule 2.2(c) of the Disclosure Schedule is hereby deleted and replaced in its entirety by the new Schedule 2.2(c) in the form attached hereto as Appendix 2.

13. BioValve Assets. Appendix 4 hereto contains a true and complete list all BioValve assets and property currently located on Company’s premises. BioValve hereby covenants and agrees that it shall use commercially reasonable efforts to remove all such assets and property from Company’s premises on or before September 30, 2008.

14. Scope of Amendment. This Amendment shall be effective and binding upon the parties as of the Amendment Effective Date. Except and only to the extent specifically modified herein, all of the terms and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. In case of any conflict or inconsistency between the provisions of this Amendment and the Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused their duly authorized officers to execute this Amendment as an instrument under seal, as of the Amendment Effective Date.

COMPANY:

VALERITAS, INC.

	By:	/s/ Chris Searcy

	Name:	CHRIS SEARCY

	Title:	Interim CEO

Address:	9 Campus Drive

Parsippany NJ 07054

PARENT:

BIOVALVE TECHNOLOGIES INC.

By:

Name:

Title:

Address:

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused their duly authorized officers to execute this Amendment as an instrument under seal, as of the Amendment Effective Date.

COMPANY:

VALERITAS, INC.

By:

Name:

Title:

Address:

PARENT:

BIOVALVE TECHNOLOGIES INC.

	By:	/s/ Robert R. Gonnelli

	Name:	Robert R. Gonnelli

	Title:	President & CEO

Address:	9 Campus Drive

Parsippany NJ 07054

APPENDIX 1

Schedule 1.1 – Intellectual Property

Trademarks: h-Patch, e-Patch, Micro-Trans, Mini-Ject, V-Go

* * *

As used in the Agreement, the Patch Technology, Microneedle Technology, Needle-free Technology, and Rapid Infuser Technology shall have the following meanings and shall include, without limitation, the technologies and intellectual property disclosed or claimed in the patents or patent applications listed in Table 1 below, as well as the inventions which are not yet the subject of any patent filing listed in Table 2 below, including methods of making or using the same.

1. Patch Technology shall encompass: infusion devices in which drug delivery is controlled by controlling displacement of a medicinal reservoir via hydraulic fluid flow controlled by a restrictor between the fluid and the medicinal cartridge with or without a floating needle fluid path into the skin; skin-mounted infusion pumps with floating needles; spring-driven hydraulic infusers utilizing highly-viscous hydraulic fluid in which the contents of a drug reservoir can be expelled with minimum extension of the spring from it’s fully compressed length, so that the force applied by the spring remains relatively constant throughout the infusion; electrochemically-controlled gas generation displacement infusers; wearable mechanically driven infusers having basal delivery capability and patient controlled bolus delivery capability intended for, or capable of, the same or a similar use as other Company technologies and that are intended to be or are researched, developed or commercialized by Company; infusion devices known as h-Patch; infusion devices known as e-Patch; infusion devices known as V-Go; methods of making or using any of the foregoing; and ancillary devices and methods for use with any of the foregoing.

2. Microneedle Technology shall encompass: delivery or sampling devices using microneedle arrays applied to a body surface; microneedles, either hollow or solid structures, having integrated drug reservoirs; microneedles combined with a membrane; microneedle structures filled or coated with dissolvable solids; products known as Micro-Trans; methods of making or using any of the foregoing; and ancillary devices and methods for use with any of the foregoing.

3. Needle-free Technology shall encompass: devices using multi-stage energetic materials for dynamically propelling compounds or compositions across a biological barrier into the body; devices known as Mini-Ject; methods of making or using any of the foregoing; and ancillary devices and methods for use with any of the foregoing.

4. Rapid Infusion Technology shall encompass: devices that deliver solutions across the skin using a displacement method driven by a controlled slip anchor producing forces large enough to deliver compounds with viscosity ranging from 1 cps to 50 cps intended to deliver low to high volumes (i.e., less than one milliliter to about 20 milliliters). These devices include devices intended for large volume subcutaneous administration by the patient for formulations of peptides, proteins, small molecules and antibodies that are most often administered by IV infusion. The Rapid Infusion Technology shall also include any work created by Company as part of the services performed by Company for “BioValve that is owned by BioValve under that certain Agreement For Service between the parties and dated May 23, 2008.

TABLE 1: Patents and Patent Applications:

Valeritas Ref. No.	Country	Title	Priority Appl. No.	Priority Date	Application No.	Filing Date	Status	Patent No.	Issue Date
BVTP-P01-002	US	Injection Devices	60/112,805	18-Dec-98	09/465,573	17-Dec-99	Granted	US 6,406,455 B1	18-Jun-02
BVTP-P02-002	US	Injection Devices	60/112,805	18-Dec-98	10/175,541	18-Jun-02	Granted	US 6,960,184	1-Nov-05
BVTP-P03-002	US	Injection Devices	60/112,805	18-Dec-98	11/063,500	22-Feb-05	Published
BVTP-PWO-002	WO	Injection Devices	Same as above	Same as above	US99/30172	17-Dec-99	Closed (entry into national stage completed)
BVTP-PEP-002	EP	Injection Devices	Same as above	Same as above	99968496.2	17-Dec-99	Granted	1144031	26-Oct-05
BVTP-P01-003	US	Electroactive Pore	60/120,879	18-Feb-99	09/507,317	18-Feb-00	Granted	US 6,314,317 B1	6-Nov-01
BVTP-P02-003	US	Electroactive Pore	60/120,879	18-Feb-99	09/878,573	11-Jun-01	Granted	US 6,490,483 B2	3-Dec-02
BVTP-P03-003	US	Electroactive Pore	60/120,879	18-Feb-99	10/306,767	26-Nov-02	Granted	US 7,187,969 B2	6-Mar-07
BVTP-PWO-003	WO	Electroactive Pore	Same as above	Same as above	US00/04273	18-Feb-00	Closed (entry into national stage completed)
BVTP-PJP-003	JP	Electroactive Pore	Same as above	Same as above	2000-599456	18-Feb-00	Abandoned
BVTP-PIL-003	IL	Electroactive Pore	Same as above	Same as above	144948	18-Feb-00	Pending
BVTP-PHK-003	HK	Electroactive Pore	Same as above	Same as above	2102212.6	18-Feb-00	Abandoned
BVTP-PEP-003	EP	Electroactive Pore	Same as above	Same as above	00914640.8	18-Feb-00	Granted	1161277	11-Oct-06
BVTP-PDE-003	DE	Electroactive Pore	Same as above	Same as above	00914640.8	18-Feb-00	EP patent validated In DE	1161277	2-Feb-07
BVTP-PGB-003	GB	Electroactive Pore	Same as above	Same as above	00194640.8	18-Feb-00	EP patent validated in GB	1161277	11-Oct-06
BVTP-PCA-003	CA	Electroactive Pore	Same as above	Same as above	2362814	18-Feb-00	Abandoned
BVTP-PAU-003	AU	Electroactive Pore	Same as above	Same as above	36003/00	18-Feb-00	Granted	767510	26-Feb-04
BVTP-P01-004	US	Injection Device	60/174,876	7-Jan-00	09/755,906	5-Jan-01	Granted	US 6,616,627 B2	9-Sep-03
BVTP-P02-004	US	Injection Device	60/174,876	7-Jan-00	10/658,116	8-Sep-03	Published
BVTP-PWO-004	WO	Injection Device	Same as above	Same as above	US01/00346	4-Jan-01	Closed (entry into national stage completed)
BVTP-PEP-004	EP	Injection Device	Same as above	Same as above	1908589.3	4-Jan-01	Published
BVTP-PCA-004	CA	Injection Device	Same as above	Same as above	2396569	4-Jan-01	Pending
BVTP-PAU-004	AU	Injection Device	Same as above	Same as above	36441/01	4-Jan-01	Granted	783680	9-Mar-06
BVTP-PA1-004	WO	Injection Device	Same as above	Same as above	2006200790	24-Feb-06	Pending

Valeritas Ref. No.	Country	Title	Priority Appl. No.	Priority Date	Application No.	Filing Date	Status	Patent No.	Issue Date
BVTP-P01-007	US	Injection Systems	60/250,410 60/250,425 60/250,537 60/250,573	30-Nov-00	10/001,002	30-Nov-01	Published
BVTP-P02-007	US	Dermal Drug Injection Systems	same as above	same as above	09/999,549	30-Nov-01	Published
BVTP-P03-007	US	Dermal Drug Injection Systems	same as above	same as above	10/007,061	30-Nov-01	Granted	US 7,150,409	19-Dec-06
BVTP-PWO-007	WO	Dermal Drug Injection Systems	Same as above	same as above	US01/46029	30-Nov-01	Closed (entry into national stage completed)
BVTP-PKR-007	KR	Dermal Drug Injection Systems	Same as above	same as above	2003-7007279	30-Nov-01	Abandoned
BVTP-PJP-007	JP	Dermal Drug Injection Systems	Same as above	same as above	2002-552611	30-Nov-01	Published
BVTP-PEP-007	EP	Dermal Drug Injection Systems	Same as above	same as above	01994145.9	30-Nov-01	Published
BVTP-PCA-007	CA	Dermal Drug Injection Systems	Same as above	same as above	2430499	30-Nov-01	Pending
BVTP-PAU-007	AU	Dermal Drug Injection Systems	Same as above	same as above	2002246572	30-Nov-01	Abandoned
BVTP-PA1-007	AU	Dermal Drug Injection Systems	Same as above	same as above	2007202665	8-Jun-07	Pending
BVTP-P01-011	US	Fluid Delivery and Measurement Systems and Methods	60/250,538 60/250,408 60/250,295 60/250,927 60/250,422 60/250,413 60/250,403 60/324,412	30-Nov-00 24-Sep-01	10/006,526	30-Nov-01	Granted	US 6,939,324 B2	6-Sep-05
BVTP-P02-011	US	Fluid Delivery and Measurement Systems and Methods	same as above	same as above	11/219944	6-Sep-05	Pending (Allowed)
BVTP-PWO-011	WO	Fluid Delivery and Measurement Systems and Methods	Same as above	same as above	US01/46028	30-Nov-01	Closed (entry into national stage completed)
BVTP-PEP-011	EP	Fluid Delivery and Measurement Systems and Methods	Same as above	same as above	01988242.2	30-Nov-01	Published
BVTP-PCA-011	CA	Fluid Delivery and Measurement Systems and Methods	Same as above	same as above	2430590	30-Nov-01	Pending
BVTP-P01-023	US	Microneedle, Microneedle arrays, and systems and methods relating to same	60/323,417	19-Sep-01	10/251,480	19-Sep-02	Published
BVTP-P01-025	US	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	60/323,852	21-Sep-01	10/252,739	23-Sep-02	Published

Valeritas Ref. No.	Country	Title	Priority Appl. No.	Priority Date	Application No.	Filing Date	Status	Patent No.	Issue Date
BVTP-PWO-025	WO	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	Same as above	same as above	US02/30117	23-Sep-02	Closed (entry into national stage completed)
BVTP-PEP-025	EP	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	Same as above	same as above	2766341.8	23-Sep-02	Published
BVTP-PCA-025	CA	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	Same as above	Same as above	02499838	23-Sep-02	Pending
BVTP-P01-027	US	Stacked Microneedle Systems	60/174,023	30-Dec-99	09/747,768	22-Dec-00	Published
BVTP-PWO-027	WO	Stacked Microneedle Systems	Same as above	Same as above	US00/35144	22-Dec-00	Closed (entry into national stage completed) Pending
BVTP-PEP-027	EP	Stacked Microneedle Systems	Same as above	Same as above	00990324.6	22-Dec-00	Published
BVTP-PCA-027	CA	Stacked Microneedle Systems	Same as above	Same as above	2396767	22-Dec-00	Pending
BVTP-PA1-027	AU	Stacked Microneedle Systems	Same as above	Same as above	2005222551	13-Oct-05	Pending
BVTP-P02-028	US	Microneedle Adapter	60/247,571	9-Nov-00	10/412,384	11-Apr-03	Abandoned
BVTP-P03-028	US	Microneedle Adapter	60/247,571	9-Nov-00	11/977,158	22-Oct-07	Pending Abandoned
BVTP-PWO-028	WO	Microneedle Adapter	Same as above	Same as above	US01/46845	8-Nov-01	Closed (entry into national stage completed)
BVTP-P01-029	US	Microneedle Array Systems	60/257,757	21-Dec-00	10/027,115	20-Dec-01	Granted	US 7,027,478 B2	11-Apr-06
BVTP-PW0-029	WO	Microneedle Array Systems	Same as above	Same as above	US01/49797	20-Dec-01	Closed (no entry into national stage)
BVTP-P01-030	US	Switchable Microneedle Arrays and Systems and Methods relating to same	60/325,522	28-Sep-01	10/260,711	30-Sep-02	Abandoned
BVTP-P02-030	US	Switchable Microneedle Arrays and Systems and Methods relating to same	60/325,522	28-Sep-01	11/975,353	18-Oct-07	Pending
BVTP-PWO-030	WO	Switchable Microneedle Arrays and Systems and Methods relating to same	Same as above	Same as above	US02/30993	30-Sep-02	Closed (entry into national stage completed)

Valeritas Ref. No.	Country	Title	Priority Appl. No.	Priority Date	Application No.	Filing Date	Status	Patent No.	Issue Date
BVTR-PEP-030	EP	Switchable Microneedle Arrays and Systems and Methods relating to same	Same as above	Same as above	02780401.2	30-Sep-02	Abandoned
BVTP-PCA-030	CA	Switchable Microneedle Arrays and Systems and Methods relating to same	Same as above	Same as above	2500452	30-Sep-02	Pending
BVTP-P02-032	US	Microneedle with Membrane	60/325,736	28-Sep-01	10/993,927	19-Nov-04	Abandoned
BVTP-P03-032	US	Microneedle with Membrane	60/325,736	28-Sep-01	12/152,138	12-May-08	Pending
BVTP-PWO-032	WO	Microneedle with Membrane	Same as above	Same as above	US02/31153	30-Sep-02	Closed (entry into national stage completed)
BVTP-PEP-032	EP	Microneedle with Membrane	Same as above	Same as above	02773681.8	30-Sep-02	Published
BVTP-PCA-032	CA	Microneedle with Membrane	Same as above	Same as above	2500453	30-Sep-02	Pending
BVTP-P01-034	US	Microneedle Array Patch	60/416,740	7-Oct-02	10/681,777	7-Oct-03	Abandoned
BVTP-P02-034	US	Microneedle Array Patch	60/416,740	7-Oct-02	11/975,717	19-Oct-07	Pending
BVTP-PEP-034	EP	Microneedle Array Patch	Same as above	Same as above	03808167.5	7-Oct-03	Published
BVTP-PWO-034	WO	Microneedle Array Patch	Same as above	Same as above	US03/31847	7-Oct-03	Closed (entry into national stage completed)
BVTP-P01-035	US	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	10/831,354	23-Apr-04	Published
BVTP-PWO-035	WO	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	US04/12797	23-Apr-04	Closed (entry into national stage completed)
BVTP-PEP-035	EP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	04760179.4	23-Apr-04	Published
BVTP-PJP-035	JP	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	2006-513327	23-Apr-04	Published
BVTP-PCA-035	CA	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	2523267	23-Apr-04	Pending
BVTP-PAU-035	AU	Hydraulically Actuated Pump for Long Duration Medicament Administration	60/465,070	23-Apr-03	200423285.8	23-Apr-04	Pending

Valeritas Ref. No.	Country	Title	Priority Appl. No.	Priority Date	Application No.	Filing Date	Status	Patent No.	Issue Date
BVTP-P01-037	US	Methods and Devices for Delivering Agents Across Biological Barriers			11/198,024	5-Aug-05	Published
BVTP-PAU-037	AU	Methods and Devices for Delivering Agents Across Biological Barriers	11/198,024	5-Aug-05	2006278258	7-Aug-06	Pending
BVTP-PJP-037	JP	Methods and Devices for Delivering Agents Across Biological Barriers	Same as above	Same as above	2008-525284	7-Aug-06	Pending
BVTP-PEP-037	EP	Methods and Devices for Delivering Agents Across Biological Barriers	Same as above	Same as above	06801016.4	7-Aug-06	Pending
BVTP-PWO-037	WO	Methods and Devices for Delivering Agents Across Biological Barriers	Same as above	Same as above	US06/030981	7-Aug-06	Published
BVTP-P01 -038	US	Methods and Devices for Delivering GLP-1 and Uses Thereof	60/585,330	2-Jul-04	11/175990	5-Jul-05	Published
BVTP-PWO-038	WO	Methods and Devices for Delivering GLP-1 and Uses Thereof	Same as above	Same as above	US05/023818	5-Jul-05	Abandoned
BVTP-P60-1000	US	Multi-Cartridge Fluid Delivery Device			60/787,616	30-Mar-06	Abandoned
BVTP-PWO-1000	WO	Multi-Cartridge Fluid Delivery Device	60/787,616		US2007/065363	30-Mar-07	Pending

Table 2: Inventions Relating to h-Patch Not Yet the Subject of Patent Applications

•	Coating for rubber components to control or reduce static friction

•	Hydraulic fluid rate control using restrictor control methods with viscosity ranges from 20 cps to 100,000 cps

•	Precision manufacturing method of molding medicinal cartridge to control diameter accuracy

•	Live action adhesive to allow relative movement of device versus skin and needle assembly increasing skin comfort

•	Filling system adapter for V-Go system

•	User interface; audible and tactile click

•	Method of needle release and safety lockout

•	Method of manufacture for viscous manifold

APPENDIX 2

Schedule 2.2(c) – Scheduled Contracts

2.2(c) — Scheduled Contracts.

The Scheduled Contracts shall include all agreements pertaining to the Contributed Assets, including without limitation those included in the Contract Table below.

CONTRACT TABLE

Partner	Date	Description
Centocor, Inc.	December 31, 2003	Centocor to evaluate the use of BioValve’s needle free injection devices in certain biologic pharmaceutical products.

Georgia Tech Research Corp. and Redeon, Inc.	March 23,1999	Georgia Tech Research grants to Redeon an exclusive nontransferable license with a right to sub-license technology pertaining to “Microneedle Device for Transport of Molecules Across Tissue.” Redeon was subsequently purchased by BioValve Technologies Inc.

Taming of the Shrewsbury LLC	June 2, 2006	Letter of Intent regarding possible lease of property located at 800 Boston Turnpike, Shrewsbury, MA for a period of ten (10) years and three (3) months effective November 1, 2006.

F. Hoffmann-La Roche Ltd.	November 14, 2007	BioValve agrees to conduct a study to develop new technology based on existing BioValve and Roche proprietary technology and assign any newly developed technology arising from the Study to Roche.

Ferring	November 28, 2007	For performance of a feasibility study of desmopressin with BioValve’s proprietary transdermal delivery system.

FM Healthcare Solutions LLC	June 1, 2006	FM Healthcare to provide recruiting and general human resources services.

APPENDIX 3

Valeritas Employees

Barowich, Raymond

Brazauskas, Heather

Brown, Joseph

Capolongo, Mario

Carter, Michele

Connors, Dan

Descoteaux, Alan

Dickie, Anne

Dube, Daniel

Huie, Scott

Johnson, Matthew

Levesque, Stephen

Lewis, Mark

Lifrieri, Judith

Looby, Joseph

McAllister, Devin

McGuinness, Lisa

Nagy, Deborah

Nase, David

Nguyen, Hung

Orellana, Alma

Pham, Tam

Scott, Maria

Sisu, Valentin

Standley, Robert

Tamayo, Oscar

Taylor, Mark

Trobec, Michelle

Volke, Urmas “Ernie”

Aycock, Kathryn

Charvat, Tara L.

DeCicco, Arleen

Gonnelli, Robert

Lang, Kathleen

Larrabee, Bardsson

Manning, Ronald

Nardi, Ronald

Nguyen, Matthew

Ojert, Hokan L.

Penn, Gerald

Slevin, James

Stout, Mike

Timberlake, John

Toth, Ernie

APPENDIX 4

BioValve Assets on Company Premises

	BioValve Technologies Inc. Lab Equipment
Number	Description	Model	Serial #	Location	Department	Status
1	Varian ProStar HPLC Column Valve Module	320	560	Shrewsbury	microneedle lab.	not in use
1	Varian ProStar HPLC Solvent Delivery Module	210	1114	Shrewsbury	microneedle lab.	not in use
1	Varian ProStar HPLC Solvent Delivery Module	210	1116	Shrewsbury	microneedle lab.	not in use
1	Varian ProStar HPLC UV VIS Detector	500	134	Shrewsbury	microneedle lab.	not in use
1	VWR Thermo -80° C Freezer	5416	802199	Shrewsbury	fridge area	in use
1	Amana Refrigerator	DRB2101A	11306610AC	Shrewsbury	fridge area	in use
1	Mettler Balance	AG245	1117461638	Shrewsbury	clean room	in use
1	NuAire CO2 Incubator	NU5500	15358092500	Shrewsbury	warehouse	not in use
1	Forma Scientific Incubator	3158	30861-2272	unknown
1	DuPont Sorvall Refrigerated High Speed Centrifuge	RC-5B	-	unknown
1	Forma Scientific Class IIA/B3 Biological Safety Cabinet	1184	14486-269	Shrewsbury	microneedle lab.	in use
1	Packard Top Count NXT Microplate Scintillation and Luminescence Counter	C990600	428654	Purdue
1	Packard Top Count NXT Microplate Scintillation and Luminescence Counter Base	A7401279	-	Purdue
1	Jouan Centrifuge	CR4-22	49311011	Purdue
1	Packard Multiprobe Liex Robotic Liquid Handling System	AMP11E1	A28655	Purdue
1	Scotsman Ice Cooler	AFE400 A-1A	564246-09D	Shrewsbury	warehouse	not in use
1	Perkin Elmer GeneAmp	PCR9600	N15115	unknown

BioValve Technologies Inc. Lab Equipment
Number	Description	Model	Serial #	Location	Department	Status
1	Mettler Balance	AG 204		unknown
1	Mettler Top Loading Balance	PG2002-5		unknown
1	Edwards Vacuum Pump	RV5	27254982	Shrewsbury	clean room	in use
1	VWR Vacuum Oven	1400E	1203501	Shrewsbury	clean room	in use
1	Turner BioSystems Fluorometer	Modulus	PP#1	Shrewsbury	microneedle lab.	in use
1	Motic Digital Microscope	DM 143	-	Shrewsbury	microneedle lab.	in use
1	Cavro Syringe Pump	XLP 6000	XLP 0508231604	Shrewsbury	microneedle lab.	in use
1	DryVac System	-	-	unknown
1	4X4 Cimaric Stirrer	-	-	unknown
1 set	Balance Standards 2100g to 0.01g	-	-	unknown
1	RV2 Stage w/LN Cord	-	-	unknown
1	7X7 Cimaric Stirrer	-	-	unknown
1	Rotary Evaporator	-	-	Purdue
1	Recirculating Water Aspirator	-	-	unknown
1	Marble Balance Slab	-	-	Shrewsbury	various	in use
1	Tank Dolly	-	-	Shrewsbury	warehouse	not in use
1	Hydrogenation Apparatus	-	-	unknown
1	HPLC System	-	-	unknown
1	ph Meter	-	-	Shrewsbury	microneedle lab.	not in use
1	Chiracel System	-	-	unknown
79 feet	VWR Lab Casework and Epoxy Table Tops	-	-	Shrewsbury	quality	in use
1	VWR 6” Fume Hood with Fan	-	-	Shrewsbury	quality	in use
1	VWR Oven		1000799	Shrewsbury	microneedle lab.	in use
1	VWR Refrigerator	-	-	Shrewsbury	fridge area	in use
1	Kenmore Freezer	-	-	Shrewsbury	fridge area	in use
1	Thermolyne Furnace	FB1415M	1.05E+12	Shrewsbury	microneedle lab.	in use
1	Branson Ultrasonic Cleaner	1510R	RKB05038481 00	Shrewsbury	process lab.	in use
1	Mettler Balance	AG 245	119130501	Shrewsbury	engineering lab.	in use
1	YSI Glucose Analyzer	2300D	01G0908AA	Shrewsbury	analytical lab.	not in use

BioValve Technologies Inc. Lab Equipment
Number	Description	Model	Serial #	Location	Department	Status
1	OHAUS Balance	E12140	F0541120072 983	Shrewsbury	microneedle lab.	in use
1	Dell Computer and Monitor for Lab	-	-	Shrewsbury	microneedle lab.	not in use
1	Medica Ion Analyzer	Easylyte	19863ANKC	Shrewsbury	analytical lab.	not in use
1	Barnstead Nanopure Diamond	D11901	1.19001E+12	Shrewsbury	analytical lab.	not in use
1	National Glassware Washer	MLW661E	80947	Shrewsbury	autoclave rm.	not in use
1	National Oven	NL141D	80826	Shrewsbury	autoclave rm.	not in use
1	Geltinge Castle Autoclave	133LS	99J60370	Shrewsbury	mechanical rm.	not in use
Several	Microneedle Sheets	-	-	Shrewsbury	microneedle lab.	in use
Several	Microneedles on Reels	-	-	Shrewsbury	microneedle lab.	in use
Several	Microneedle Launcher Prototypes	-	-	Shrewsbury	microneedle lab.	in use
1	Canon Copier	NP6050	NDK19924	Shrewsbury	process eng.	not in use
1	Minolta Color Laser Printer	QMSMC 2200	90251968	Shrewsbury	front office	not in use
20	Desk and Side Chairs	-	-	Shrewsbury	various	unknown
24 feet	VWR lab casework and epoxy table tops.	-	-	Shrewsbury	warehouse	not in use
3	Desktop computers and monitors	-	-	Shrewsbury	warehouse	not in use
8	Small bags of vials containing drug compound and or cell lines (stored in the freezer)			Shrewsbury	- 80 Freezer	not in use
17g	Dar100	Lot#911.H.94.5 05	-	unknown
200g	Dar 200A	Lot#01 DAR09-01 (DR-05-522)-18	-	Shrewsbury 27.6 grms. Lot # 0309073 20 35 grms. Lot # 0309073 20	- 80 Freezer	not in use
2	1 kg. batches of DAR 100A	-	-	Shrewsbury	fridge area	not in use

BioValve Technologies Inc. Office Equipment
Description

Canon D860 Copier

Brother Intellifax 2820

Executive Machine Shredder

ATT Phones

Motorola SB V1250 Cable Modem

Mac Airport Extreme Router A1034

GE Water Cooler

Sharp Carousel Microwave

Cusinart Coffee Maker

Global Horizon Filing Cabinets

Steelcase Desks

Steelcase Credenzas

Office Star Swivel Desk Chairs

Office Star Guest Chairs

Boardroom Table

Boardroom Chairs

Boardroom Credenza

Framed Whiteboard

Boardroom Partition Screens

8 ft. cubicles with built in desks and cupboards

Small Conference Table

Chairs

Vacuum

5-Drawer Yawnee Erbe File Cabinet

5-Drawer Steelcase Horizontal File Cabinets

Bookshelves

Potted Plants

Acer 15” Plasma Screen

Dell Docking Station

Dell Latitude D600 Laptop Computer

Mac G5 Desktop Computer

Mac 21” Plasma Screen

i-Mac 20” Computer

HP 240 All-in-One Printer

HP 3550 Printer and wireless network

Highlighted items sold when Ramsey office closed in 2007

ANNEX 1

Intercompany Note